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                                                                   Exhibit 11.1

                            HARMONIC LIGHTWAVES, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                  THREE MONTHS ENDED          SIX MONTHS ENDED
                                                JUNE 28,      June 30,     JUNE 28,       June 30,
                                               ------------------------   --------------------------
                                                  1996          1995         1996           1995
                                                  ----          ----         ----           ----
Net income                                      $ 1,126       $ 1,034      $ 1,772         $ 1,563
                                                =======       =======      =======         =======
Weighted average shares outstanding:
 Common stock                                    10,078         8,392       10,031           8,005
 Mandatorily redeemable convertible
  preferred stock                                   ---           ---          ---             ---
 Common stock issuable upon exercise
  of options and warrants                         1,374         1,544        1,305           1,574
                                                --------      -------      -------         -------
Weighted average common
  shares and equivalents                         11,452         9,936       11,336           9,579
                                                 ======         =====       ======           =====

Net income per share (1)                        $  0.10       $  0.10      $  0.16        $   0.16
                                                 ======         =====       ======           =====

(1) Computed in the manner described in Note 4 to Notes to Condensed Consolidated Financial Statements.

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